Exhibit 99.1

Gevo Reports Fourth Quarter 2015 Financial Results

Gevo Restarts Production of Isobutanol in March 2016 Following Completion of Capital Projects

- Gevo to Host Conference Call Today at 5:30 EDT/3:30 MDT -

•	Reports EPS of ($0.44) for the fourth quarter
•	Ended the fourth quarter with cash and cash equivalents of $17.0 million
•	Reports revenue of $7.3 million for the quarter
•	Reports non-GAAP cash EBITDA loss* of $4.2 million for the quarter

ENGLEWOOD, Colo. – March 29, 2016 - Gevo, Inc. (NASDAQ: GEVO) today announced financial results for the three months ended December 31, 2015. Key highlights for Gevo included:

•

Gevo restarted the production of isobutanol at its production facility in Luverne, Minnesota following the completion of capital projects designed to decrease the cost of production for isobutanol by bringing “in-house” parts of the process that have previously been done by third parties. Gevo continues to target isobutanol production levels at Luverne in the range of 750,000 to 1 million gallons in 2016, and a decrease in the variable cost of isobutanol production at Luverne to a range of $3.00-$3.50/gallon**, enabling isobutanol to be produced at a positive contribution margin, based on an expected average selling price for isobutanol of between $3.50-$4.50/gallon.

•

On March 28, 2016, Gevo announced that ASTM International Committee D02 on Petroleum Products, Liquid Fuels, and Lubricants and Subcommittee D02.J on Aviation Fuel passed a concurrent ballot this week approving the revision of ASTM D7566 (Standard Specification for Aviation Turbine Fuel Containing Synthesized Hydrocarbons) to include alcohol to jet synthetic paraffinic kerosene (ATJ-SPK) derived from renewable isobutanol (the “D02.J Ballot”).  The D02.J Ballot passed two levels of ASTM technical scrutiny: subcommittee and main committee ballot and is in the final stages of Society Review. The ASTM process is substantially complete as it relates to the approval of the D02.J Ballot.  In order to fully complete the process, the ASTM still needs to close the Society Review, perform a final ballot tally, and publish the revision of ASTM D7566 (Standard Specification for Aviation Turbine Fuel Containing Synthesized Hydrocarbons) on its website.  It is expected that these final actions will be completed by the ASTM in early April.

•

Gevo entered into a license agreement and joint development agreement with Porta Hnos. S.A. (Porta) to construct multiple isobutanol plants in Argentina using corn as a feedstock, the first of which is expected to be wholly owned by Porta and is anticipated to begin producing isobutanol in 2017.  The first plant is expected to have a production capacity of up to five million gallons of isobutanol per year. Once the plant is operational, Gevo expects to generate revenues from this licensing arrangement, through royalties, sales and marketing fees, and other revenue streams such as yeast sales. The production capacity of any additional plants is still to be determined.

“We are very pleased to have restarted the production of isobutanol at Luverne. The capital improvement projects came in on time and on budget. While we expect that there will be a learning curve associated with operating the new equipment, the production and cost targets that we set out in September 2015 remain the same. As we ramp up the isobutanol production levels at Luverne, we expect to be able to announce new customer relationships across all our core markets, namely the alcohol-to-jet fuel (ATJ), marina, off-road, isooctane and solvents markets,” said Dr. Patrick Gruber, Chief Executive Officer.

* - ‘non-GAAP cash EBITDA loss’ is calculated by adding back depreciation and non-cash stock compensation to GAAP Loss From Operations

** - Assumes corn price of $3.65 per bushel and nets the value of the isobutanol distiller’s grains (the “iDGs™”)

Financial Highlights

Revenues for the fourth quarter of 2015 were $7.3 million compared with $9.5 million in the same period in 2014. During the fourth quarter of 2015, revenues derived at the Luverne plant were $6.5 million, a decrease of $2.3 million from the same period in 2014. This decrease was primarily a result of lower ethanol production, as well as lower ethanol prices.

During the fourth quarter of 2015, hydrocarbon revenues were $0.2 million, a decrease of $0.3 million from the same period in 2014. This decrease was primarily a result of timing of shipments of finished products from Gevo’s hydrocarbons demonstration plant located in Silsbee, Texas.

Gevo also generated grant revenue of $0.5 million during the fourth quarter of 2015, an increase of $0.4 million from the same period in 2014. Gevo’s grant revenue is primarily generated through the work it is doing with the Northwest Advanced Renewables Alliance to produce isobutanol from cellulosic feedstocks, such as wood waste, which can then be converted into Gevo’s ATJ.

Cost of goods sold decreased by $1.9 million during the three months ended December 31, 2015, compared with the same quarter in 2014, due primarily to a decrease in ethanol production, as well as a cessation of isobutanol production while Gevo was installing new capital equipment at Luverne, which is designed to decrease the cost of production of isobutanol.  The primary expense decreases related to raw materials of $0.6 million, other variable costs of production of $0.8 million and repairs and maintenance of $0.3 million.

Gross loss was $1.7 million for the three months ended December 31, 2015.

Research and development expense decreased by $1.1 million during the three months ended December 31, 2015, compared with the same quarter in 2014, due primarily to a $0.3 million decrease in employee-related and lab consumable expenses and a $0.7 million decrease in costs related to the South Hampton facility.

Selling, general and administrative expense decreased by $1.5 million during the three months ended December 31, 2015, compared with the same quarter in 2014, due primarily to decreases in legal costs of $2.0 million and consulting and professional fees of $0.6 million, offset by an increase in employee-related expenses of $1.0 million.

Loss from operations in the fourth quarter of 2015 was $6.6 million, compared with $8.9 million in the same quarter in 2014.

Cash EBITDA loss in the fourth quarter of 2015 was $4.2 million, compared with $6.7 million in the same quarter in 2014.

Interest expense in the fourth quarter of 2015 was $2.1 million, which was flat in comparison to the same quarter last year.

During the three months ended December 31, 2015, the estimated fair value of the derivative warrant liability decreased by $2.9 million primarily associated with the decrease in the price of Gevo’s common stock in the quarter.

Gevo also incurred a non-cash gain of $0.3 million during the quarter due to the quarterly mark-to-market valuation of the 2017 Notes.

During the three months ended December 31, 2015, there was no change in the value to the embedded derivatives in the convertible notes issued in 2012 (2022 Notes), as the derivatives have had no meaningful value since the third quarter of 2014.

One holder exchanged $2.5 million aggregate principal amount of outstanding 2022 Notes for 1,107,833 shares of Gevo’s common stock during the three months ended December 31, 2015. The holder agreed to waive any accrued but unpaid interest on the exchanged notes. No holders of the 2022 Notes converted any notes during the quarter.

The net loss for the fourth quarter of 2015 was $8.0 million, compared with $11.1 million during the same period in 2014.

Webcast and Conference Call Information

Hosting today’s conference call at 5:30 p.m. EST (3:30 p.m. MDT) will be Dr. Patrick Gruber, Chief Executive Officer, Mike Willis, Chief Financial Officer, and Geoff Williams, General Counsel. They will review Gevo’s financial results and provide an update on recent corporate highlights.

To participate in the conference call, please dial 1 (888) 771-4371 (inside the U.S.) or 1 (847) 585-4405 (outside the U.S.) and reference the access code 42188401.

A replay of the call and webcast will be available two hours after the conference call ends on March 29, 2016. To access the replay, please dial 1 (888) 843-7419 (inside the US) or 1 (630) 652-3042 (outside the US) and reference the access code 42188401. The archived webcast will be available in the Investor Relations section of Gevo's website at www.gevo.com.

About Gevo

Gevo is a leading renewable technology, chemical products, and next generation biofuels company. Gevo has developed proprietary technology that uses a combination of synthetic biology, metabolic engineering, chemistry and chemical engineering to focus primarily on the production of isobutanol, as well as related products from renewable feedstocks. Gevo’s strategy is to commercialize biobased alternatives to petroleum-based products to allow for the optimization of fermentation facilities’ assets, with the ultimate goal of maximizing cash flows from the operation of those assets. Gevo produces isobutanol, ethanol and high-value animal feed at its fermentation plant in Luverne, Minnesota Gevo has also developed technology to produce hydrocarbon products from renewable alcohols. Gevo currently operates a biorefinery in Silsbee, Texas, in collaboration with South Hampton Resources Inc., to produce renewable jet fuel, octane, and ingredients for plastics like polyester. Gevo has a marquee list of partners including The Coca-Cola Company, Toray Industries Inc. and Total SA, among others. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements related to the ability of Gevo to reduce isobutanol production costs and produce isobutanol at a positive contribution margin following completion of the capital improvement projects at Luverne, timing of isobutanol production at Porta’s first isobutanol plant in Argentina and Gevo’s ability to generate revenue from its licensing arrangement with Porta, Gevo’s ability to secure new customer relationships across core markets, the receipt and timing of ASTM certification and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2014, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation and stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management's internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Reverse Stock Split

On April 15, 2015, our Board of Directors approved a reverse split of our common stock, par value $0.01, at a ratio of one-for-fifteen.  This reverse stock split became effective on April 20, 2015 and, unless otherwise indicated, all share amounts, per share data, share prices, exercise prices and conversion rates set forth in this press release and the accompanying consolidated financial statements have, where applicable, been adjusted to reflect this reverse stock split.

Gevo, Inc.

Condensed Consolidated Statements of Operations Information

(Unaudited, in thousands, except share and per share amounts)

	Year Ended December 31,		Three Months Ended December 31,
	2015	2014	2015	2014
Revenue and cost of goods sold
Ethanol sales and related products, net	$27,125	$23,549	$6,521	$8,830
Hydrocarbon revenue	1,694	3,949	245	$523
Grant and other revenue	1,318	768	531	148
Total revenues	30,137	28,266	7,297	9,501
Cost of goods sold	38,762	35,582	9,001	10,873
Gross loss	(8,625)	(7,316)	(1,704)	(1,372)
Operating expenses
Research and development expense	6,610	14,120	1,596	2,706
Selling, general and administrative expense	16,692	18,341	3,286	4,833
Total operating expenses	23,302	32,461	4,882	7,539
Loss from operations	(31,927)	(39,777)	(6,586)	(8,911)
Other income (expense)
Interest expense	(8,243)	(8,255)	(2,057)	(2,028)
Interest expense - debt issuance costs	-	(3,769)	-	(3)
Gain (loss) on extinguishment of debt	232	-	(53)	-
Gain on extinguishment of warrant liability	1,775	-	-
Gain from change in fair value of embedded derivative of the 2022 Notes	-	3,470	-	-
Gain (loss) from change in fair value of derivative warrant liability	577	6,530	2,938	(242)
Gain from change in fair value of 2017 Notes	3,895	648	313	104
Loss on issuance of equity	(2,523)	-	(2,523)
Other income	20	8	6	1
Total other expense	(4,267)	(1,368)	(1,376)	(2,168)
Net loss	$(36,194)	$(41,145)	$(7,962)	$(11,079)
Net loss per share - basic and diluted	$(2.58)	$(7.67)	$(0.44)	$(1.68)
Weighted-average number of common shares outstanding - basic and diluted	14,025,048	5,366,162	17,954,451	6,577,828

Gevo, Inc.

Condensed Consolidated Balance Sheet Information

(Unaudited, in thousands)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$17,031	$6,359
Accounts receivable	1,391	2,361
Inventories	3,487	4,292
Prepaid expenses and other current assets	731	732
Total current assets	22,640	13,744
Property, plant and equipment, net	76,777	81,240
Deposits and other assets	3,711	3,944
Total assets	$103,128	$98,928
Liabilities
Current liabilities:
Accounts payable, accrued liabilities and other current liabilities	$7,476	$8,623
Derivative warrant liability	10,493	3,114
Current portion of secured debt, net	332	288
Total current liabilities	18,301	12,025
Long-term portion secured debt, net	153	485
2017 notes recorded at fair value	21,565	25,460
2022 notes, net	14,636	13,679
Other long-term liabilities	147	315
Total liabilities	54,802	51,964
Total stockholders’ equity	48,326	46,964
Total liabilities and stockholders' equity	$103,128	$98,928

Gevo, Inc.

Condensed Consolidated Cash Flow Information

(Unaudited, in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2015	2014	2015	2014
Operating Activities
Net loss	$(36,194)	$(41,145)	$(7,962)	$(11,079)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss from change in fair value of derivative warrant liability	(577)	(6,530)	$(2,938)	242
Gain from change in fair value of embedded derivative of the 2022 Notes	-	(3,470)	-	-
Gain from change in fair value of 2017 Notes	(3,895)	(648)	(313)	(104)
Stock-based compensation	2,647	2,860	694	498
Depreciation and amortization	6,573	4,880	1,676	1,666
Non-cash interest expense	3,772	7,860	1,032	1,486
(Gain) loss on extinguishment of debt	(232)	-	53	-
Gain on extinguishment of warrant liability	(1,775)	-	-	-
Loss from change in fair value of derivatives	-	-	-	-
Loss on issuance of equity	2,523	-	2,523	-
Other non-cash expenses	(7)	66	(7)	66
Changes in operating assets and liabilities:			-	-
Accounts receivable	970	(1,003)	(257)	(318)
Inventories	805	(711)	(784)	(265)
Prepaid expenses and other current assets	1	431	(113)	129
Accounts payable, accrued expenses, and long-term liabilities	(2,771)	(1,580)	(752)	1,295
Net cash used in operating activities	$(28,160)	$(38,990)	(7,148)	(6,384)
Investing Activities
Acquisitions of property, plant and equipment	(1,464)	(4,894)	(1,193)	(341)
Restricted certificate of deposit	-	(2,611)	-	-
Proceeds from sales tax refund for property, plant and equipment	144	-	-	-
Net cash used in investing activities	(1,320)	(7,505)	(1,193)	(341)
Financing Activities
Payments on secured debt	(318)	(9,824)	(82)	(104)
Debt and equity offering costs	(3,519)	(5,873)	(734)	(822)
Proceeds from issuance of common stock upon exercise of stock options and employee stock purchase plan	3	19	-	-
Proceeds from issuance of common stock and common stock warrants	33,820	18,000	9,970	-
Proceeds from the exercise of warrants	10,166	-	15	-
Proceeds from issuance of convertible debt, net	-	25,907	-	-
Net cash provided by financing activities	40,152	28,229	9,169	(926)
Net increase (decrease) in cash and cash equivalents	10,672	(18,266)	828	(7,651)
Cash and cash equivalents
Beginning of period	6,359	24,625	16,203	14,010
Ending of period	17,031	6,359	17,031	6,359

Gevo, Inc.

Non-GAAP Financial Information

(Unaudited, in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Gevo Development, LLC / Agri-Energy, LLC
Loss from operations	$(12,204)	$(13,210)	$(2,636)	$(2,310)
Depreciation and amortization	5,717	3,943	1,429	1,445
Non-cash stock-based compensation	43	79	14	5
Non-GAAP cash EBITDA loss	$(6,444)	$(9,188)	$(1,193)	$(860)
Gevo, Inc.
Loss from operations	$(19,723)	$(26,567)	$(3,950)	$(6,601)
Depreciation and amortization	856	937	247	221
Non-cash stock-based compensation	2,604	2,781	680	493
Non-GAAP cash EBITDA loss	$(16,263)	$(22,849)	$(3,023)	$(5,887)
Gevo Consolidated
Loss from operations	$(31,927)	$(39,777)	$(6,586)	$(8,911)
Depreciation and amortization	6,573	4,880	1,676	1,666
Non-cash stock-based compensation	2,647	2,860	694	498
Non-GAAP cash EBITDA loss	$(22,707)	$(32,037)	$(4,216)	$(6,747)

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Media Contact
David Rodewald
The David James Agency, LLC
+1 805-494-9508
gevo@davidjamesagency.com

Investor Contact
Shawn M. Severson
The Blueshirt Group
+1 415-489-2918
shawn@blueshirtgroup.com